UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2012

XATA CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-27166	41-1641815
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

965 Prairie Center Drive Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 707-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 2, 2012, our board of directors appointed Michael W. Weber, age 47, our company’s Vice President of Finance, to also serve as our company’s principal financial officer and principal accounting officer, effective immediately. Mr. Weber joined our company as Director of Finance and Controller in April of 2007 and was appointed Vice President of Finance in March of 2011. Mr. Weber’s compensation has not changed in connection with his appointment to the additional positions.

In connection with the departure of Scott Christian, our former chief financial officer, the compensation committee of our board of directors determined that he will be paid an amount equal to the amounts he would be paid under his severance agreement in connection with a termination not for cause. These payments were definitively approved on July 2, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2012	XATA CORPORATION

	By:	/s/ John J. Coughlan
John J. Coughlan
Chief Executive Officer